AMENDMENT NUMBER 1
TO
WARRANT

THIS IS AMENDMENT NUMBER 1 (“this Amendment”) that is being executed and delivered by and between GCA Strategic Investment Fund Limited, a Bermuda corporation (“GCA”) and Speedemissions, Inc., a Florida corporation (the “Company”), and dated effective as of October 14, 2005 in order to amend that certain Warrant to purchase 100,000 shares of the Company’s Common Stock dated January 26, 2005 (the “Warrant”) and by which GCA and the Company, in consideration of the mutual promises contained in the Warrant and in this Amendment and other good and valuable consideration (the sufficiency, mutuality and adequacy of which are hereby acknowledged), hereby agree as follows:

1.	Amendment to Exercise Price. The Exercise Price, as such term is defined in the Warrant shall be $0.12.

2.	No Other Effect on the Warrant. Except as amended by this Amendment, the Warrant remains in full force and effect.

3.	Effective Date. This Amendment is effective October 14, 2005.

4.	Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. The parties to this Amendment agree to all definitions in this statement of the parties to this Amendment. A capitalized term in this Amendment has the same meaning as it has as a capitalized term in the Warrant unless the context clearly indicates to the contrary.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Georgia (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

Signature Page Follows

DULY EXECUTED and delivered by GCA and the Company, as of October 14, 2005 effective as set forth above.

GCA:	GCA Strategic Investment Fund Limited

	By:	/s/ Lewis N. Lester
Name: Lewis N. Lester
Title: Director

Company:	Speedemissions, Inc.

	By:	/s/ Rich Parlontieri
Name: Rich Parlontieri
Title: President

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